SUMMARY PLAN DESCRIPTION FOR

Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

January 1, 2022

Table of Contents

Article 1    Introduction
Article 2    General Plan Information and Key Definitions
Article 3    Description of Plan
Article 4    Eligibility Requirements
Article 5    Plan Contributions
Article 6    Limit on Contributions
Article 7    Determination of Vested Benefit
Article 8    Participant Loans
Article 9    Plan Distributions
Article 10    Plan Administration and Investments
Article 11    Plan Amendments and Termination
Article 12    Plan Participant Rights and Claim Procedures
Addendum    Additional SPD Provisions

Federal Home Loan Bank of Pittsburgh Defined Contribution Plan SUMMARY PLAN DESCRIPTION

Federal Home Loan Bank of Pittsburgh has adopted the Federal Home Loan Bank of Pittsburgh Defined Contribution Plan (the “Plan”) to help its employees save for retirement. If you are an employee of Federal Home Loan Bank of Pittsburgh, you may be entitled to participate in the Plan, provided you satisfy the conditions for participation as described in this Summary Plan Description (“SPD”).

This SPD is designed to help you understand the retirement benefits provided under the Plan and your rights and obligations with respect to the Plan. This SPD contains a summary of the major features of the Plan, including the conditions you must satisfy to participate under the Plan, the amount of benefits you are entitled to as a Plan participant, when you may receive distributions from the Plan, and other valuable information you should know to understand your Plan benefits. We encourage you to read this SPD and contact the Plan Administrator if you have any questions regarding your rights and obligations under the Plan. (See Article 2 below for the name and address of the Plan Administrator.)

This SPD does not replace the formal Plan document, which contains all of the legal and technical requirements applicable to the Plan. However, this SPD does attempt to explain the Plan language in a non-technical manner that will help you understand your retirement benefits. If the non-technical language under this SPD and the technical, legal language under the Plan document conflict, the Plan document always governs. If you have any questions regarding the provisions contained in this SPD or if you wish to receive a copy of the legal Plan document, please contact the Plan Administrator.

The Plan document may be amended or modified due to changes in law, to comply with pronouncements by the Internal Revenue Service (IRS) or Department of Labor (DOL), or due to other circumstances. If the Plan is amended or modified in a way that changes the provisions under this SPD, you will be notified of such changes.

This SPD does not create any contractual rights to employment nor does it guarantee the right to receive benefits under the Plan. Benefits are payable under the Plan only to individuals who have satisfied all of the conditions under the Plan document for receiving benefits. (See Article 12 - Plan Participant Rights and Claim Procedures for additional information.)

This Article 2 contains information regarding the day-to-day administration of the Plan as well as the definition of key terms used throughout this SPD.

Plan Name: Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

Plan Number: 001

Employer:
Name: Federal Home Loan Bank of Pittsburgh

Address:	601 Grant Street
City, State, Zip Code: Pittsburgh, PA 15219-4455
Telephone number: (412) 288-3400
Employer Identification Number (EIN): 25-6001324

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

Predecessor Employer(s):

In applying the eligibility and allocation rules under Article 4 and the vesting rules under Article 7, all service you perform with us is taken into account. In addition, service may be credited with the following “predecessor” employers:
Federal Home Loan Banks
Office of Finance

Thus, if you performed any service for such predecessor employers, you may receive credit for such service under this Plan. Please contact the Plan Administrator if you have questions about the type of service that may be taken into account with such predecessor employers.

Plan Administrator:
The Plan Administrator is responsible for the day-to-day administration and operation of the Plan. For example, the Plan Administrator maintains the Plan records, provides you with forms necessary to request a distribution from the Plan, and directs the payment of your vested benefits when required under the Plan. The Plan Administrator may designate another person or persons to perform the duties of the Plan Administrator. The Plan Administrator or its delegate, as the case may be, has full discretionary authority to interpret the Plan, including the authority to resolve ambiguities in the Plan document and to interpret the Plan’s terms, including who is eligible to participate under the Plan and the benefit rights of participants and beneficiaries. All interpretations, constructions and determinations of the Plan Administrator or its delegate shall be final and binding on all persons, unless found by a court of competent jurisdiction to be arbitrary and capricious. The Plan Administrator also will allow you to review the formal Plan document and other materials related to the Plan.

The Employer listed above is acting as Plan Administrator. The Plan Administrator may designate other persons to carry on the day-to-day operations of the Plan. If you have any questions about the Plan or your benefits under the Plan, you should contact the Plan Administrator or other Plan representative.
Trustee:

All amounts contributed to the Plan are held by the Plan Trustee in a qualified Trust. The Trustee is responsible for the safekeeping of the trust funds and must fulfill all Trustee duties in a prudent manner and in the best interest of you and your beneficiaries. The Employer has designated a separate Trustee to hold the assets under the Plan. The trust established on behalf of the Plan will be the funding medium used for the accumulation of assets from which Plan benefits will be distributed.
The following is the name and address of the Plan Trustee(s):
•Name: Vanguard Fiduciary Trust Company
Address: 100 Vanguard Blvd., Malvern, PA 19355

Service of Legal Process:

Service of legal process may be made upon the Plan Administrator at the address listed earlier in this Article 2. In addition, service of legal process may be made upon the Plan Trustee or your Employer, if different from the Plan Administrator.
Effective Date of Plan:

This Plan is a restatement of an existing Plan to comply with current law. This Plan was originally effective July 1, 2020. However, unless designated otherwise, the provisions of the Plan as set forth in this SPD are effective as of January 1, 2022.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

Plan Year:

Many of the provisions of the Plan are applied on the basis of the Plan Year. For this purpose, the Plan Year is the calendar year running from January 1 – December 31.

Plan Compensation:

In applying the contribution formulas under the Plan (as described in Article 5 below), your contributions may be determined based on Plan Compensation earned during the Plan Year. However, in determining Plan Compensation, no amount will be taken into account to the extent such compensation exceeds the compensation dollar limit set forth under IRS rules. For 2021, the compensation dollar limit is $290,000 ($305,000 in 2022). Thus, for Plan Years beginning in 2021, no contribution may be made under the Plan with respect to Plan Compensation above $290,000 ($305,000 in 2022). For subsequent plan years, the compensation dollar limit may be adjusted for cost-of-living increases. Note that the compensation dollar limit described above does not apply to Salary Deferrals contributed to the Plan.

For purposes of determining Plan Compensation, your total taxable wages or salary is taken into account including any Salary Deferrals you make to this 401(k) plan and any pre-tax salary reduction contributions you may make under any other plans we may maintain, which may include any pre-tax contributions you make under a medical reimbursement plan or “cafeteria” plan. Plan Compensation also generally includes compensation for services that is paid after termination of employment, as long as such amounts are paid by the end of the year or within 2½ months following termination of employment, if later. However, for purposes of determining contributions under the Plan, Plan Compensation does not include the following types of compensation:
All fringe benefits (cash and noncash), reimbursements or other expense allowances, moving expenses, deferred compensation and welfare benefits
Bonuses
Commissions
Overtime payments
Deemed §125 compensation
Continuation payments to disabled Participants paid after severance of employment

Period for determining Plan Compensation. For purposes of determining Plan Compensation, only compensation you earn while you are a participant in the Plan will be taken into account. Thus, any compensation you earn while you are not eligible to participate in the Plan will not be considered in determining Plan Compensation.

Special effective date provisions: The rules for determining compensation under the Plan are effective as follows: Overtime payment exclusion effective 7-1-2020

Normal Retirement Age:
You will reach Normal Retirement Age under the Plan when you turn age 65.

Disabled:

For purposes of the Plan, Disabled is defined as: A Participant is considered disabled if they are eligible to receive (i) disability insurance benefits under Title II of the Federal Social Security Act or (ii) disability benefits under any other IRS qualified employee benefits plan or long-term disability plan of your employer

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

Type of Plan. This Plan is a special type of retirement plan commonly referred to as a 401(k) plan. Under the Plan, you may elect to have a portion of your salary deposited directly into a 401(k) account on your behalf. This pre-tax contribution is called a “Salary Deferral.” As a pre-tax contribution, you do not have to pay any income tax while your Salary Deferrals are held in the Plan, and any earnings on your Salary Deferrals are not taxed while they stay in the Plan.

You also may choose to make contributions to the Plan on an after-tax basis, by designating your Salary Deferrals as Roth Deferrals. While you are taxed on a Roth Deferral in the year you contribute to the Plan, you will not be taxed on the contribution or earnings attributable to Roth Deferrals under the Plan when you elect to withdraw your Roth amounts from the Plan, as long as your withdrawal is a qualified distribution. See the discussion of Roth Deferrals under Article 5 below.

In addition to your own Salary Deferrals, if you satisfy the eligibility conditions described in Article 4 below, you may be eligible to receive an additional Employer Contribution under the Plan. If you are eligible to receive an Employer Contribution, we will deposit such contribution directly into the Plan on your behalf. Like the pre-tax Salary Deferrals discussed above, any Employer Contribution we make to the Plan on your behalf and any earnings on such amounts will not be subject to income tax as long as those amounts stay in the Plan. You will not be taxed on your Employer Contributions generally until you withdraw such amounts from the Plan. Article 5 below describes the Employer Contributions authorized under the Plan.

You also may make After-Tax Contributions to the Plan. If you elect to make After-Tax Contributions to the Plan, you make a contribution to the Plan out of your own compensation, after paying taxes on such amounts. When you take a distribution of your After-Tax Contributions, you will not be taxed on the amounts you actually contributed to the Plan as After-Tax Contributions (since you were already taxed on those amounts). Any earnings on your After-Tax Contributions will not be subject to income taxation as long as those amounts stay in the Plan. Upon distribution, you will be taxed on the earnings associated with your After-Tax Contributions. (See Article 9 below for a discussion of the distribution rules under the Plan.)

This Plan is a defined contribution plan, which is intended to qualify under Section 401(a) of the Internal Revenue Code. As a defined contribution plan, it is not covered under Title IV of ERISA and, therefore, benefits are not insured by the Pension Benefit Guaranty Corporation.

This Article sets forth the requirements you must satisfy to participate under the Plan. To qualify as a participant under the Plan, you must:
•be an Eligible Employee
•satisfy the Plan’s minimum age and service conditions and
•satisfy any allocation conditions required under the Plan.

Employees who are residents of Puerto Rico may not participate in the Plan unless otherwise specifically included below.

Eligible Employees

To participate under the Plan, you must be an Eligible Employee. For this purpose, you are considered an Eligible Employee if you are an employee of Federal Home Loan Bank of Pittsburgh, provided you are not otherwise excluded from the Plan.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

For this purpose, if you worked for another Employer that we acquired in the past, you may be excluded from the Plan. If you have questions regarding your eligibility to participate in the Plan, please contact the Plan Administrator (or other Plan representative).

Excluded Employees. For purposes of determining whether you are an Eligible Employee, the Plan excludes from participation certain designated employees. If you fall under any of the excluded employee categories, you will not be eligible to receive the designated Plan contribution until such time as you no longer fall into an excluded employee category. [See below for a discussion of your rights upon changing to or from an excluded employee classification.]

The following describes the types of employees that are not eligible to participate with respect to the different types of contributions authorized under the Plan.

Salary Deferrals. The following employees are not eligible to make Salary Deferrals. If you fall under one of the following classes of employees, you may not make Salary Deferrals under the Plan.
Interns, short term (temporary) employees

After-Tax Contributions. The following employees are not eligible to make After-Tax Contributions. If you fall under one of the following classes of employees, you may not make After-Tax Contributions under the Plan.
Interns, short term (temporary) employees

Matching Contributions. The following employees are not eligible to receive Matching Contributions under the Plan. If you fall under one of the following classes of employees, you will not share in any Matching Contributions under the Plan.
Interns, short term (temporary) employees

Employer Contributions. The following employees are not eligible to receive Employer Contributions under the Plan. If you fall under one of the following classes of employees, you will not share in any Employer Contributions we make to the Plan.
Interns, short term (temporary) employees
all non-hourly employees hired before 1/1/2019

Minimum Age and Service Requirements

In order to participate in the Plan, you must satisfy certain age and service conditions under the Plan.
•Minimum age requirement. There is no minimum age requirement for participation in the Plan.
•Minimum service requirement. There is no minimum service requirement to participate under the Plan. Thus, you will be eligible to participate in the Plan (provided you are an Eligible Employee) as of the first Entry Date following your date of employment.

Entry Date. Once you have satisfied the eligibility conditions described above, you will be eligible to participate under the Plan on your Entry Date. For this purpose, your Entry Date is your date of employment. Thus, you will be eligible to participate immediately upon your date of hire, provided you are an Eligible Employee.
Crediting eligibility service. In determining whether you satisfy any minimum age or service conditions under the Plan, all service you perform during the year is counted. In addition, if you go on a maternity or paternity leave of absence (including a leave of absence under the Family Medical Leave Act) or a military leave of absence, you may receive credit for service during your period of absence for certain purposes under the Plan. You should contact the Plan Administrator to determine the effect of a maternity/paternity or military leave of absence on your eligibility to participate under the Plan. See Article 2 for a description of “predecessor” employers for whom service may be credited for eligibility purposes under the Plan.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

Eligibility upon rehire or change in employment status. If you terminate employment after satisfying the minimum age and service requirements under the Plan and you are subsequently rehired as an Eligible Employee, you will enter the Plan on the later of your rehire date or your Entry Date. If you terminate employment prior to satisfying the minimum age and service requirements, and you are subsequently rehired, you may have to re-satisfy the eligibility requirements in order to participate under the Plan. If you are rehired, see your Plan Administrator to determine when you may be eligible to participate in the Plan.

If you are not an Eligible Employee on your Entry Date, but you subsequently change status to an eligible class of Employee, you will be eligible to enter the Plan immediately (provided you have already satisfied the minimum age and service requirements). If you are an Eligible Employee and subsequently become ineligible to participate in the Plan, all contributions under the Plan will cease as of the date you become ineligible to participate. However, all service earned while you are employed, including service earned while you are ineligible, will be counted when calculating your vested percentage in your account balance.

Allocation Conditions

If you are an Eligible Employee and have satisfied the minimum age and service requirements described above, you are entitled to share in the contributions described in Article 5, provided you satisfy the allocation conditions described below.

Salary Deferrals and After-Tax Contributions. You do not need to satisfy any additional allocation conditions to make Salary Deferrals or After-Tax Contributions under the Plan. Thus, if you satisfy the eligibility conditions described above, you will be eligible to make Salary Deferrals and After-Tax Contributions, regardless of how many hours you work during the year or whether you terminate employment during the year. However, you may not continue to make Salary Deferrals or After-Tax Contributions after you terminate employment.

Matching Contributions. You will be entitled to share in any Matching Contributions we make to the Plan if you satisfy the eligibility conditions described above. You do not need to satisfy any additional allocation conditions to receive a Matching Contribution. You will receive your share of the Matching Contributions regardless of how many hours you work during the year or whether you terminate during the year.

Employer Contributions. You will be entitled to share in any Employer Contributions we make to the Plan only if you satisfy the following allocation conditions. Thus, even if you satisfy the eligibility conditions described above, you will not receive any Employer Contributions if you do not satisfy the following allocation conditions.
You must be employed on the last day of the Plan Year to receive an Employer Contribution for such Plan Year AND
You must work at least 1000 hours during the Plan Year.
If you are not employed on the last day of the Plan Year or if you do not work at least 1000 hours during the Plan Year, you will not be entitled to an Employer Contribution, even if you have satisfied all other conditions for receiving the Employer Contribution.
•Exceptions to allocation conditions. The allocation conditions described above do not apply if you die during the Plan Year
you terminate employment due to becoming disabled
you terminate employment after attaining Normal Retirement Age
Special rules. The following special rules apply for determining the allocation conditions applicable to Employer Contributions: The Employer discretionary Supplemental Contribution is not subject to any allocation conditions.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

The Plan provides for the contributions listed below. Article 4 discusses the requirements you must satisfy to receive the contributions described in this Article 5. Article 7 describes the vesting rules applicable to your plan benefits. Special rules also may apply if you leave employment to enter qualified military service. See your Plan Administrator if you have questions regarding the rules that apply if you are on military leave.

Salary Deferrals
If you have satisfied the conditions for participating under the Plan (as described in Article 4 above) you are eligible to make Salary Deferrals to the Plan. To begin making Salary Deferrals, you must complete a Salary Deferral election requesting that a portion of your compensation be contributed to the Plan instead of being paid to you as wages. However, see the discussion below regarding the application of the “automatic deferral” provisions under the Plan that may apply if you do not specifically elect to defer (or not defer) under the Plan. Any Salary Deferrals you make to the Plan will be invested in accordance with the Plan’s investment policies.

Pre-Tax Salary Deferrals. If you make Salary Deferrals to the Plan, you will not have to pay income taxes on such amounts or on any earnings until you withdraw those amounts from the Plan.

Consider the following examples:

•If you earn $30,000 a year, are in the 12% tax bracket, are eligible to participate in the Plan and you elect to save 3% (or $900) of your salary under the 401(k) Plan this year, you would save $108 in Federal income taxes (12% of $900 = $108).
•If you earn $30,000 a year, are in the 12% tax bracket, are eligible to participate in the Plan, and you elect to save 5% (or $1,500) of your salary under the 401(k) Plan this year, you would save $180 in Federal income taxes (12% of $1,500 = $180).
•If you earn $42,000 a year, are in the 22% tax bracket, are eligible to participate in the Plan and you elect to save 5% (or $2,100) of your salary under the 401(k) Plan this year, you would save $462 in Federal income taxes (22% of $2,100 = $462).
As you can see, the more you are able to put away in the Plan and the higher your tax bracket, the greater your tax savings will be. In addition, if the amount of your Salary Deferrals grows due to investment earnings, you will not have to pay any Federal income taxes on those earnings until such time as you withdraw those amounts from the Plan.

Roth Deferrals. You also may be able to avoid taxation on earnings under the Plan by designating your Salary Deferrals as Roth Deferrals. Roth Deferrals are a form of Salary Deferral but, instead of being contributed on a pre-tax basis, you must pay income tax currently on such deferrals. However, provided you satisfy the distribution requirements applicable to Roth Deferrals (as discussed in Article 9 below), you will not have to pay any income taxes at the time you withdraw your Roth Deferrals from the Plan, including amounts attributable to earnings. Thus, if you take a qualified distribution (as described in Article 9) your entire distribution may be withdrawn tax-free. You should discuss the relative advantages of pre-tax Salary Deferrals and Roth Deferrals with a financial professional before deciding how much to designate as pre-tax Salary Deferrals and Roth Deferrals.

If you have made both pre-tax Salary Deferrals and Roth Deferrals under the Plan, you may designate the extent to which a distribution of Salary Deferrals is taken from your pre-tax Salary Deferral Account or your Roth Deferral Account. Any distribution of Salary Deferrals (including Roth Deferrals) must be authorized under the Plan distribution provisions.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan
Salary Deferral election. You may not begin making Salary Deferrals under the Plan until you enter into a Salary Deferral election designating how much you wish to defer under the Plan. However, as described below,

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

Salary Deferrals may be automatically withheld from your paycheck if you do not specifically elect to defer (or not defer) under the Plan.

Change of election. You can increase or decrease the amount of your Salary Deferrals at least once a year. For this purpose, the designated election date(s) for changing or modifying your Salary Deferral election will be set forth under the Salary Deferral election or other written procedures describing the time period for changing Salary Deferral elections. If the available election date(s) change, you will be notified of any such change. Generally, you may revoke an existing Salary Deferral election and stop making Salary Deferrals at any time. Any change you make to a Salary Deferral election will become effective as soon as administratively feasible.

If you terminate employment, your election to defer (or not defer) will cease and you will need to make a new Salary Deferral election if you are rehired.

Automatic deferral election. To simplify the administrative requirements for making Salary Deferrals under the Plan, the Plan is set up with an “automatic” deferral feature. Under this feature, you do not have to make a Salary Deferral election to begin deferring under the Plan. Thus, if you have otherwise satisfied the eligibility requirements for Salary Deferrals described under Article 4 but have not made a Salary Deferral election, we will automatically withhold 6% of your Plan Compensation from each paycheck and deposit such amounts into the Plan as a Salary Deferral.

Any amounts that are automatically withheld from your paycheck will be invested in accordance with the Plan’s investment policies and will be exempt from taxation just like any other pre-tax Salary Deferral. If you would like to modify your automatic deferral amount, you must make a Salary Deferral election indicating the amount you wish to defer. If you do not wish to defer under the Plan, you must make a Salary Deferral election indicating a zero-deferral rate.

Application of automatic deferral provisions. The automatic deferral provisions described above will apply only to Employees who become Participants on or after the effective date of the automatic deferral provisions or a Participant who was previously automatically enrolled as set forth under a prior Plan document maintained by the Employer, provided the Employee does not make a Salary Deferral election (including an election not to defer). Thus, if you become a Participant on or after the effective date of the automatic deferral provisions or if you were previously automatically enrolled under a prior plan document and do not make a Salary Deferral election or enter into an agreement specifically electing not to defer, the automatic deferral provisions will apply and Salary Deferrals will automatically be withheld from your paycheck as indicated above.

Treatment of rehired Participant. If you are rehired, you will be treated as a new Employee for automatic enrollment purposes.

Limit on Salary Deferrals. In addition to the IRS limits described in Article 6 below, the Plan limits the amount you may contribute as Salary Deferrals. Under this Plan limit, you may not defer an amount in excess of 50% of Plan Compensation for each payroll period during which you are eligible to participate under the Plan. In addition, if you elect to make Salary Deferrals under the Plan, your election must be for at least $1 or 1% of Plan Compensation for each payroll period.

After-Tax Contributions

If you have satisfied the conditions for participating under the Plan (as described in Article 4 above) you are eligible to make After-Tax Contributions to the Plan. To begin making After-Tax Contributions, you must elect to make contributions to the Plan on an after-tax basis. The After-Tax Contributions you make to the Plan are subject to current taxation but any earnings on such amounts are not taxed until you withdraw those amounts from the Plan. Your After-Tax Contributions will be invested in accordance with the Plan’s investment policies. You may receive the forms necessary to make After-Tax Contributions from your Plan Administrator.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan
Limit on After-Tax Contributions. In addition to the IRS limits described in Article 6 below, the Plan limits the amount you may contribute as After-Tax Contributions. Under this Plan limit, you may not contribute an amount in excess of 50% of Plan Compensation for each payroll period during which you are eligible to participate

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

under the Plan. In addition, if you elect to make After-Tax Contributions under the Plan, your election must be for at least $1 or 1% for each payroll period.

Change of election. You can increase or decrease the amount of your After-Tax Contributions at least once a year. For this purpose, the designated election date(s) for changing or modifying your After-Tax Contribution election will be set forth under the election form or other written procedures describing the time period for changing After-Tax Contribution elections. If the available election date(s) change, you will be notified in writing of any such change. Generally, you may revoke an existing election and stop making After-Tax Contributions at any time. Any change you make to an After-Tax Contribution election will become effective as soon as administratively reasonable.
Special rules. The following special rules apply with respect to After-Tax Contributions: Pre-tax, Roth, and After-tax contributions have a combined limit of 50% of compensation.

Matching Contributions
We are authorized under the Plan to make a Matching Contribution on behalf of eligible Plan participants. A Matching Contribution is an Employer Contribution that is made to participants who make Salary Deferrals or After-Tax Contributions to the Plan. If you satisfy all of the eligibility requirements described in Article 4 above for Matching Contributions and you make Salary Deferrals or After-Tax Contributions to the Plan, you will receive an allocation of any Matching Contributions we may make to the Plan, in accordance with the matching formula described below. For this purpose, any Matching Contribution will also apply with respect to any Roth Deferrals you make to the Plan. If you do not satisfy all of the eligibility requirements for receiving a Matching Contribution, you will not share in an allocation of such Matching Contributions for the period for which you do not satisfy the eligibility requirements. For purposes of determining the amount of Matching Contributions, the following contributions will not be eligible for regular Matching Contributions under the Plan:
Catch-up contributions (as described in Article 6 below)
Matching Contributions will be contributed to your Matching Contribution account under the Plan at such time as we deem appropriate. Matching Contributions may be contributed during the Plan Year or after the Plan Year ends. Any Matching Contributions we make will be made in accordance with the following Matching Contribution formula.
•Fixed Matching Contribution formula. We will make a fixed Matching Contribution on behalf of eligible participants who make Salary Deferrals or After-Tax Contributions to the Plan. The Matching Contribution will equal 100% of Salary Deferrals and After-Tax Contributions you make during each payroll period.
Limit on Matching Contributions. In addition to the overall limit on total contributions described in Article 6 below, the Plan imposes special limits on the amount a participant may receive as a Matching Contribution under the Plan for each payroll period.
•Limit on Eligible Contributions. In determining the amount of Matching Contributions you are entitled to under the Plan, only a certain amount of your contributions are taken into account. For this purpose, any contributions you make above 6% of Plan Compensation will not be eligible for a Matching Contribution. Thus, if you make contributions in excess of 6% of Plan Compensation, you will not receive a Matching Contribution with respect to those contributions.

Employer Contributions
We are authorized under the Plan to make Employer Contributions on behalf of our employees. In order to receive an Employer Contribution, you must satisfy all of the eligibility requirements described in Article 4 above for Employer Contributions. If you do not satisfy all of the conditions for receiving an Employer Contribution, you will not share in an allocation of such Employer Contributions for the period for which you do not satisfy the eligibility requirements.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan
Employer Contribution Formula. Employer Contributions will be contributed to your Employer Contribution account under the Plan at such time as we deem appropriate. Generally, Employer Contributions may be

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

contributed during the Plan Year or after the Plan Year ends. Any Employer Contributions we make during the year will be made in accordance with the following formulas. You will be entitled to an Employer Contribution under each of the following formulas (to the extent you satisfy the eligibility requirements described in Article 4 above).
•Fixed Employer Contribution formula. We will make a contribution to the Plan on behalf of eligible participants equal to 4% of Plan Compensation. Such contribution will be placed in an account under the Plan on your behalf, provided you satisfy the eligibility conditions described in Article 4 above. We retain the right to amend the Plan to reduce or eliminate this contribution. If we amend the Plan to reduce or eliminate this fixed contribution, you will be notified of such change. (See Article 11 below for more information regarding Plan amendments.)

•Special Employer Contribution formula. We will make a contribution to the Plan under the following formula:
The Employer may make an additional discretionary Supplemental Contribution.

•Special employer allocation formula. The following special rules apply in determining the amount of Employer Contributions to be provided under the Plan:
The discretionary Supplemental Employer Contributions, if any, will be allocated to each Participant as if Participant is his/her own allocation group.

Top Heavy Benefits

A plan that primarily benefits key employees is called a top heavy plan. For this purpose, key employees are defined as certain owners of an employer and officers with a specified level of compensation. A plan is generally a top heavy plan when more than 60% of all account balances under the plan are attributable to key employees. The Plan Administrator will determine each year whether the plan is a top heavy plan.

If the Plan becomes top heavy in any Plan Year, non-key employees who are eligible to receive a top heavy contribution under the Plan generally will receive a minimum contribution equal to the lesser of 3% of Plan Compensation or the highest percentage provided to any key employee (as defined in the Plan). This minimum contribution may be different if the Employer maintains another qualified plan. For this purpose, any Employer Contributions and Matching Contributions may be taken into account in determining whether the top heavy rules are satisfied. In applying the top heavy rules, any eligible non-key employee who is employed at the end of the year is entitled to the top heavy minimum, regardless how many hours the employee works during the year.

Rollover Contributions
If you have an account balance in another qualified retirement plan or an IRA, you may move those amounts into this Plan, without incurring any tax liability, by means of a “rollover” contribution. You may also rollover Roth contributions from another qualified plan to this Plan. Rollovers are not permitted from a Roth IRA. You are always 100% vested in any amounts you contribute to the Plan as a rollover from another qualified plan or IRA. This means that you will always be entitled to all amounts in your rollover account. Rollover contributions will be affected by any investment gains or losses under the Plan. See Article 9 below for a description of the distribution provisions applicable to rollover contributions.

Generally, the Plan will accept a rollover contribution from another qualified retirement plan or IRA. The Plan Administrator may adopt separate procedures limiting the type of rollover contributions it will accept. For example, the Plan Administrator may impose restrictions on the acceptance of after-tax contributions or Salary Deferrals (including Roth Deferrals) or may restrict rollovers from particular types of plans. In addition, the Plan Administrator may, in its discretion, accept rollover contributions from Employees who are not currently participants in the Plan. You also may make a rollover to the Plan if you are a former Employee and have an account under the Plan. Any procedures affecting the ability to make Rollover Contributions to the Plan will not be applied in a discriminatory manner.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

If you have questions about whether you can rollover a prior plan distribution, please contact the Plan Administrator or other designated Plan representative.

The IRS imposes limits on the amount of contributions you may receive under this Plan, as described below.

IRS limits on Salary Deferrals. The IRS imposes limits on the amount you can contribute as Salary Deferrals during a calendar year. For 2022, the maximum deferral limit is $20,500. For years after 2022, the maximum deferral limit may be adjusted for cost-of-living each year. The Plan Administrator will provide you with information regarding the adjusted deferral limits beginning after 2022. In addition, if you are at least age 50 by December 31 of the calendar year, you also may make a special catch-up contribution in addition to the maximum deferral limit described above. For 2022, the catch-up contribution limit is $6,500. For years after 2022, the catch-up contribution limit may be adjusted for cost-of living each year. The Plan Administrator will provide you with information concerning the catch-up contribution limit for years after 2022.

Example: If you are at least age 50 by December 31, 2022, the maximum Salary Deferral you may make for the 2022 calendar year would be $27,000 [i.e., $20,500 maximum deferral limit plus $6,500 catch-up contribution limit].

The IRS deferral limit applies to all Salary Deferrals you make in a given calendar year to this Plan or any other cash or deferred arrangement (including a cash or deferred arrangement maintained by an unrelated employer). For this purpose, cash or deferred arrangements include 401(k) plans, 403(b) plans, simplified employee pension (SEP) plans or SIMPLE plans. (Note: If you participate in both this Plan and a 457 eligible deferred compensation plan, special limits may apply under the 457 plan. You should contact the Plan Administrator of the 457 plan to find out how participation in this Plan may affect your limits under the 457 plan.)

If you make Salary Deferrals for a given year in excess of the deferral limit described above under this Plan or another plan maintained by the Employer (or any other employer maintaining this Plan), the Plan Administrator will automatically return the excess amount and associated earnings to you by April 15. If you make Salary Deferrals for a given year in excess of the deferral limit described above because you made Salary Deferrals under this Plan and a plan of an unrelated employer not maintaining this Plan, you must ask one of the plans to refund the excess amount to you. If you wish to take a refund from this Plan, you must notify the Plan Administrator, in writing, by March 1 of the next calendar year so the excess amount and related earnings may be refunded by April 15. The excess amount is taxable for the year in which you made the excess deferral. If you fail to request a refund, you will be subject to taxation in two separate years: once in the year of deferral and again in the year the excess amount is actually paid to you.

IRS limit on total contributions under the Plan. The IRS imposes a maximum limit on the total amount of contributions you may receive under this Plan. This limit applies to all contributions we make on your behalf, all contributions you contribute to the Plan, and any forfeitures allocated to any of your accounts during the year. Under this limit, the total of all contributions under the Plan cannot exceed a specific dollar amount or 100% of your annual compensation, whichever is less. For 2022, the dollar limit is $61,000. (For years after 2022, this amount may be increased for inflation.) For purposes of applying the 100% of compensation limit, your annual compensation includes all taxable compensation, increased for any Salary Deferrals you may make under a 401(k) plan and any pre-tax contributions you may make to any other plan we may maintain, such as a cafeteria health plan.

Example: Suppose in 2022 you earn compensation of $55,000 (after reduction for pre-tax 401(k) plan contributions of $5,000). Your compensation for purposes of the overall contribution limit is $60,000 ($55,000 + $5,000 of pre-tax deferrals). The maximum amount of contributions you may receive under the Plan for 2022 is $60,000 (the lesser of $61,000 or 100% of $60,000).

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

Vested account balance. When you take a distribution of your benefits under the Plan, you are only entitled to withdraw your vested account balance. For this purpose, your vested account balance is the amount held under the Plan on your behalf for which you have earned an ownership interest. You earn an ownership interest in your Plan benefits if you have earned enough service with us to become vested based on the Plan’s vesting schedule. If you terminate employment before you become fully vested in any of your Plan benefits, those non-vested amounts may be forfeited. (See below for a discussion of the forfeiture rules that apply if you terminate with a non-vested benefit under the Plan.)

The following describes the vesting schedule applicable to contributions under the Plan.

•Salary Deferrals and After-Tax Contributions. You are always 100% vested in your Salary Deferrals and After-Tax Contributions. In other words, you have complete ownership rights to any Salary Deferrals or After-Tax Contributions under the Plan. Thus, you will never forfeit these contributions after they have been made to the Plan.
•Matching Contributions. You are always 100% vested in your Matching Contributions. In other words, you have complete ownership rights to your Matching Contributions under the Plan. Thus, you will never forfeit these contributions after they have been made to the Plan.
•Employer Contributions. You become vested in your Employer Contributions account under a “3-year cliff vesting schedule.” Under this vesting schedule, you will have a complete ownership interest in your Employer Contributions once you have completed three (3) Years of Vesting Service. Prior to the completion of three Years of Vesting Service, you have no ownership interest in your Employer Contribution account.
•Other contributions. In addition, certain special contributions that are made to the Plan on your behalf will always be 100% vested. If any of these special contributions are made to the Plan, you will always have an immediate ownership interest in such contributions. Examples of special contributions that may be made to the Plan include:
Rollover Contributions

Top heavy contributions. If you are eligible to receive top heavy contributions (as described in Article 5 above), the vesting schedule with respect to such contributions will be the same as applies for Employer Contributions. If the Plan does not allow for Employer Contributions, for example because the Plan only provides for Salary Deferrals and/or Matching Contributions, the top heavy contributions will become vested under a 6-year graded schedule (i.e., 20% for each year of service over 2-years with 100% vesting after 6 years of service).

Special vesting rules. The following special rules apply for purposes of determining your vested percentage under the Plan: The Employer discretionary Supplemental Contribution is 100% immediately vested.

Protection of vested benefit. Once you are vested in your benefits under the Plan, you have an ownership right to those amounts. While you may not be able to immediately withdraw your vested benefits from the Plan due to the distribution restrictions described under Article 9 below, you generally will never lose your right to those vested amounts. However, it is possible that your benefits under the Plan will decrease as a result of investment losses. If your benefits decrease because of investment losses, you will only be entitled to the vested amount in your account at the time of distribution.

Exception to vesting schedule. The above vesting schedule no longer applies once you reach Normal Retirement Age under the Plan. Thus, if you are still employed with us at Normal Retirement Age, you will automatically become 100% vested in all contributions under the Plan. You also will be fully vested in your

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

entire account balance (regardless of the Plan’s vesting schedule) if the plan is terminated. In addition, you will also automatically become 100% vested if, during your employment, you:
die
become Disabled

Years of Vesting Service. To calculate your vested benefit under the Plan, your Years of Vesting Service are used to determine where you are on the vesting schedule. The Plan contains different rules for determining Years of Vesting Service for Employer Contributions. The Plan Administrator will track your service and will calculate your years of service in accordance with the Plan requirements.
•Matching Contributions. Years of Service do not apply for purposes of determining Matching Contributions under the Plan since such contributions are always 100% vested.
•Employer Contributions. You will be credited with a Year of Vesting Service for each full year of service you work for us. You also may be entitled to service earned during a period of severance if you are subsequently reemployed. If you have questions regarding your position on the vesting schedule, please contact the Plan Administrator.
In calculating your Years of Vesting Service, all of your service with us is taken into account, including service you may have earned before the Plan was adopted.
Forfeiture of nonvested benefits. If you terminate employment before you become fully vested in your Plan benefits, you will be entitled to receive a distribution of your vested benefits under the Plan. Your non-vested benefits will be forfeited as described below. You are not entitled to receive a distribution of your non-vested benefits.

If you terminate employment at a time when you are only partially-vested (or totally non-vested) in any of your Plan benefits, how the Plan treats your non-vested balance will depend on whether you take a distribution when you terminate employment.
Forfeiture upon distribution. If you take a distribution of your entire vested benefit when you terminate employment, your non-vested benefit will be forfeited in accordance with the terms of the Plan. If you are totally non-vested in any contributions we made on your behalf, you will be deemed to receive a distribution for purposes of applying these forfeiture rules.

•Buy-back of forfeited benefits upon reemployment. If you take a distribution of your entire vested benefit when you terminate employment, and as a result, some (or all) of your Plan benefits are forfeited, you have the right to repay the distributed amount to the Plan if you are rehired prior to incurring five consecutive Breaks in Service (as defined under “Forfeiture upon five consecutive Breaks in Service” below). If you repay the total amount of your distribution back to the Plan, we will restore the amount of your non-vested benefit which was forfeited as a result of that distribution. Please contact the Plan Administrator if you wish to buy-back prior benefits under the Plan. The Plan Administrator will inform you of the amount you must repay to buy-back your prior forfeited benefit.
•Timing of buy-back. For us to restore your forfeited benefits, you must make repayment to the Plan no later than five years following your reemployment date. If you received a “deemed” distribution because you were totally non-vested, your non-vested benefit will automatically be restored within a reasonable time following your reemployment, provided you have not incurred five consecutive Breaks in Service prior to your reemployment.
Forfeiture upon five consecutive Breaks in Service. Depending on the value of your vested benefits, you may be able to keep your benefits in the Plan when you terminate employment. If you do not take a distribution of your entire vested benefit when you terminate employment, your non-vested benefit will remain in your account until you have incurred five consecutive Breaks in Service, at which time your non-vested benefit will be forfeited in accordance with the terms of the Plan. Your vested

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

benefits will not be forfeited under this forfeiture rule. If you have any questions regarding the application of these rules, you should contact the Plan Administrator.

Treatment of forfeited benefits. If any of your benefits are forfeited, we may decide in our discretion how to use those forfeited amounts. For example, we may use such forfeitures to pay Plan expenses. If any forfeitures are not used to pay Plan expenses, such forfeitures may be allocated as additional Employer contributions or we may use the forfeitures to reduce other Employer Contributions under the Plan. We will determine each year the amount of any forfeitures for such year and will use those forfeitures in the Plan Year for which the forfeiture occurs or in the following Plan Year.

The Plan permits Participants to take a loan from the Plan. Thus, you may take a loan from your vested benefits under the Plan. The Plan Administrator will develop procedures for administering Participant loans, including the establishment of procedures for applying for a loan and limits on the total amount of loan proceeds that may be outstanding at any time. For more information regarding the procedures for receiving a Participant loan, please contact the Plan Administrator.

The Plan contains detailed rules regarding when you can receive a distribution of your benefits from the Plan. As discussed in Article 7 above, if you qualify for a Plan distribution, you will only receive your vested benefits. This Article 9 describes when you may request a distribution and the tax effects of such a distribution.
Distribution upon termination of employment. When you terminate employment, you may be entitled to a distribution from the Plan. The availability of a distribution will depend on the amount of your vested account balance.

•Vested account balance in excess of $5,000. If your total vested account balance exceeds $5,000 as of the distribution date, you may receive a distribution from the Plan within a reasonable period after your termination of employment. If you do not consent to a distribution of your vested account balance, your balance will remain in the Plan. If you receive a distribution of your vested benefits when you are only partially-vested in your Plan benefits, your non-vested benefits will be forfeited.
You may elect to take your distribution in any of the following forms. In addition, in certain rare cases, you may be entitled to a distribution in the form of a joint and survivor annuity. Prior to receiving a distribution from the Plan, you will receive a distribution package that will describe the distribution options that are available to you. If you have any questions regarding your distribution options under the Plan, please contact the Plan Administrator.
Lump sum. You may elect to take a distribution of your entire vested account balance in a lump sum. If you take a lump sum distribution, you may elect to rollover all (or any portion) of your distribution to an IRA or to another qualified plan. See the Special Tax Notice, which you may obtain from the Plan Administrator, for more information regarding your ability to rollover your plan distribution.
Partial lump sums. You also may elect to take a partial lump sum of less than your entire vested benefit.
Installment payments. You may elect to receive a distribution in the form of a series of installment payments. If you elect distribution in the form of installments, your vested benefit will be paid out in equal installments over a set number of years at a frequency to be determined at the time payments begin. If the installment period is 10 years or greater, you may not rollover

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

any of the installment payments into an IRA or into another qualified plan. The Plan Administrator will provide you with forms necessary to elect an installment distribution under the Plan.

•Vested account balance of $5,000 or less. If your total vested account balance under the Plan is
$5,000 or less as of the distribution date, you will be eligible to receive a distribution of your entire vested account balance as soon as administratively feasible following your termination of employment. If you receive a distribution of your vested benefits when you are partially-vested in your Plan benefits, your non-vested benefits will be forfeited.
You may elect to receive your distribution in cash or you may elect to rollover your distribution to an IRA or to another qualified plan. If your total vested account balance under the Plan is between $1,000 and $5,000 as of the distribution date and you do not consent to a distribution of your vested account balance, your vested benefit automatically will be rolled over to an IRA selected by the Plan Administrator. If your total vested account balance exceeds $5,000, no distribution will be made from the Plan without your consent. If your total vested account balance is $1,000 or less as of the distribution date, your entire vested benefit will be distributed to you in a lump sum, even if you do not consent to a distribution.
If your benefit is automatically rolled over to an IRA selected by the Plan Administrator, such amounts will be invested in a manner designed to preserve principal and provide a reasonable rate of return. Common types of investment vehicles that may be used include money market accounts, certificates of deposit or stable value funds. Reasonable expenses may be charged against the IRA account for expenses associated with the establishment and maintenance of the IRA. Any such expenses will be no greater than similar fees charged for other IRAs maintained by the IRA provider. For further information regarding the automatic rollover requirements, including further information regarding the IRA provider and the applicable fees and expenses associated with the automatic rollover IRA, please contact the Plan Administrator or other designated Plan representative.

In-service distributions. You may withdraw vested amounts from the Plan while you are still employed with us, but only if you satisfy the Plan’s requirements for in-service distributions. Different in-service distribution options apply depending on the type of contribution being withdrawn from the Plan.
•Salary Deferrals. You may withdraw amounts attributable to Salary Deferrals while you are still employed upon any of the following events:
You are at least age 59½ at the time of the distribution.
You have incurred a hardship, as described below.
You are in certain qualified active military duty. Please contact your Plan Administrator if you have any questions regarding the availability of a distribution under this provision.
•After-Tax Contributions. You may take an in-service distribution of your After-Tax Contribution account at any time.
•Matching Contributions. You may withdraw amounts attributable to Matching Contributions while you are still employed upon any of the following events:
You are at least age 59½ at the time of the distribution.
•Employer Contributions. You may withdraw amounts attributable to Employer Contributions while you are still employed upon any of the following events:
You are at least age 59½ at the time of the distribution.
•Rollover Contributions. If you have rolled money into this Plan from another qualified plan or IRA, you may take an in-service distribution of your Rollover Contribution account at any time.

Hardship distribution. To receive a distribution on account of hardship, you must demonstrate one of the following hardship events.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan
You need the distribution to pay unpaid medical expenses for yourself, your spouse or any dependent.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

(1)You need the distribution to pay for the purchase of your principal residence. You must use the hardship distribution for the purchase of your principal residence. You may not receive a hardship distribution solely to make mortgage payments.
(2)You need the distribution to pay tuition and related educational fees (including room and board) for the post-secondary education of yourself, your spouse, your children, or other dependent. You may take a hardship distribution to cover up to 12 months of tuition and related fees.
(3)You need the distribution to prevent your eviction or to prevent foreclosure on your mortgage. The eviction or foreclosure must be related to your principal residence.
(4)You need the distribution to pay funeral or burial expenses for your deceased parent, spouse, child or dependent.
(5)You need the distribution to pay expenses to repair damage to your principal residence (provided the expenses would qualify for a casualty loss deduction on your tax return, without regard to 10% adjusted gross income limit).
(6)You need the distribution to pay expenses and losses (including loss of income) incurred due to a federally-declared disaster. Your principal residence or principal place of employment at the time of the disaster must be located in a federally-declared disaster area designated for individual assistance.
Before you may receive a hardship distribution, you must represent, in writing, that you have insufficient cash or other liquid assets to satisfy your financial need.

In addition, if you have other distributions available under this Plan (or any other plan we may maintain) you must take such distributions before requesting a hardship distribution.

You may not receive a hardship distribution of more than you need to satisfy your hardship. In calculating your maximum hardship distribution, you may include any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. See the Plan Administrator for more information regarding the maximum amount you may take from the Plan as a hardship distribution and the total amount you have available for a hardship distribution. The Plan Administrator will provide you with the appropriate forms for requesting a hardship distribution.

Limits on in-service distributions. In addition to the requirements described above for receiving an in-service distribution, the Plan contains additional limits which may limit your ability to take an in-service withdrawal. For example:
•The following special rules apply: There is a minimum of $1,000 on in-service distributions from a Participant's After-Tax account or Rollover account. There is a minimum of $1,000 on in-service distributions for hardship reasons. The Plan Administrator may impose additional limitations on in-service distributions as authorized under the Plan.

See Article 8 above for a discussion of the Plan’s rules regarding the availability of a loan from the Plan.

Required distributions. If you have not begun taking distributions before you attain your Required Beginning Date, the Plan generally must commence distributions to you as of such date. For this purpose, your Required Beginning Date is April 1 following the end of the calendar year in which you attain age 70½ (or age 72, if you were born after June 30, 1949), or terminate employment, whichever is later. (For 5% owners, the Required Beginning Date is April 1 following the calendar year in which you attain age 70½ (or age 72, if you were born after June 30, 1949), even if you are still employed.)

Once you attain your Required Beginning Date, the Plan Administrator will commence distributions to you as required under the Plan. The Plan Administrator will inform you of the amount you are required to receive once you attain your Required Beginning Date.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan
Distribution upon disability. If you should terminate employment because you are Disabled, you will be eligible to receive a distribution of your vested account balance under the Plan’s normal distribution rules.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

Distributions upon death. If you should die before taking a distribution of your entire vested account balance, your remaining benefit will be distributed to your beneficiary or beneficiaries, as designated on the appropriate designated beneficiary election form. You may request a designated beneficiary election form from the Plan Administrator.

If you are married, your spouse generally is treated as your beneficiary, unless you and your spouse properly designate an alternative beneficiary to receive your benefits under the Plan. The Plan Administrator will provide you with information concerning the availability of death benefits under the Plan and your rights (and your spouse’s rights) to designate an alternative beneficiary for such death benefits. For purposes of determining your beneficiary to receive death distributions under the Plan, any designation of your spouse as beneficiary is automatically revoked upon a formal divorce decree unless you re-execute a new beneficiary designation form or enter into a valid Qualified Domestic Relations Order (QDRO).

Default beneficiaries. If you do not designate a beneficiary to receive your benefits upon death, your benefits will be distributed to your surviving spouse and, if no spouse exists at the time of your death, then to your estate.

Taxation of distributions. Generally, you must include any Plan distribution in your taxable income in the year you receive the distribution. More detailed information on tax treatment of Plan distributions is contained in the “Special Tax Notice” which you may obtain from the Plan Administrator.

•Roth Deferrals. If you make Roth Deferrals under the Plan, you will not be taxed on the amount of the Roth Deferrals taken as a distribution (because you pay taxes on such amounts when you contribute them to the Plan). In addition, you will not pay taxes on any earnings associated with the Roth Deferrals, provided you take the Roth Deferrals and earnings in a qualified distribution. For this purpose, a qualified distribution occurs only if you have had your Roth Deferral account in place for at least 5 years and you take the distribution on account of death, disability, or attainment of age 59½. If you have made both pre-tax Salary Deferrals and Roth Deferrals under the Plan, you may designate the extent to which a distribution of Salary Deferrals is taken from your pre-tax Salary Deferral Account or your Roth Deferral Account. Any distribution of Salary Deferrals (including Roth Deferrals) must be authorized under the Plan distribution provisions.
If you take a distribution that does not qualify as a qualified distribution, you will be taxed on the earnings associated with the Roth contributions. (You will never be taxed on the Roth contributions distributed since those amounts are taxed at the time you make the Roth contributions or Roth conversion.)

•After-Tax Contributions. If you have made After-Tax Contributions to the Plan, you will not be taxed on those contributions when they are distributed from the Plan. You will, however, be taxed on income attributable to such contributions.
Non-assignment of benefits and Qualified Domestic Relations Orders (QDROs) Your benefits cannot be sold, used as collateral for a loan, given away, or otherwise transferred, garnished, or attached by creditors, except as provided by law. However, if required by applicable state domestic relations law, certain court orders could require that part of your benefit be paid to someone else—your spouse or children, for example. This type of court order is known as a Qualified Domestic Relations Order (QDRO). As soon as you become aware of any court proceedings that might affect your Plan benefits, please contact the Plan Administrator. You may request a copy of the procedures concerning QDROs, including those procedures governing the qualification of a domestic relations order, without charge, from the Plan Administrator.

Investment of Plan assets. You have the right to direct the investment of Plan assets held under the Plan on your behalf. The Plan Administrator will provide you with information on the amounts available for direction, the

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan
investment choices available to you, the frequency with which you can change your investment choices and other investment information. Periodically, you will receive a benefit statement that provides information

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

on your account balance and your investment returns. If you have any questions about the investment of your Plan accounts, please contact the Plan Administrator or other Plan representative.

This Plan is intended to comply with the requirements of ERISA §404(c). As such, to the extent you are permitted to direct the investment of your account, you are solely responsible for the investment decisions you make with respect to your Plan benefits. No other fiduciary, including the Trustee, Employer or Plan Administrator, will be responsible for any losses resulting from your direction of investments under the Plan. If you have questions regarding investment decisions or strategies with respect to the investment of your Plan benefits, you should consult an investment professional.
Valuation Date. To determine your share of any gains or losses incurred as a result of the investment of Plan assets, the Plan is valued on a regular basis. For this purpose, the Plan is valued on a daily basis. Thus, you will receive an allocation of gains or losses under the Plan at the end of each business day during which the New York Stock Exchange is open.

Plan fees. There may be fees or expenses related to the administration of the Plan or associated with the investment of Plan assets that will affect the amount of your Plan benefits. Any fees related to the administration of the Plan or associated with the investment of Plan assets may be paid by the Plan or by the Employer. If the Employer does not pay Plan-related expenses, such fees or expenses will generally be allocated to the accounts of Participants either proportionally based on the value of account balances or as an equal dollar amount based on the number of participants in the Plan. If you direct the investment of your benefits under the Plan, you will be responsible for any investment-related fees incurred as a result of your investment decisions. Prior to making any investment, you should obtain and read all available information concerning that particular investment, including financial statements, prospectuses, and other available information.

In addition to general administration and investment fees that are charged to the Plan, you may be assessed fees directly associated with the administration of your account. For example, if you terminate employment, your account may be charged directly for the pro rata share of the Plan’s administration expenses, regardless of whether the Employer pays some of these expenses for current Employees. Other fees that may be charged directly against your account include:

•Fees related to the processing of distributions upon termination of employment.
•Fees related to the processing of in-service distributions.
•Fees related to the processing of required minimum distributions.
•Participant loan origination fees and annual maintenance fees.
•Charges related to processing of a Qualified Domestic Relation Order (QDRO) where a court requires that a portion of your benefits is payable to your ex-spouse or children as a result of a divorce decree.
If you are permitted to direct the investment of your benefits under the Plan, each year you will receive a separate notice describing the fees that may be charged under the Plan. In addition, you will also receive a separate notice describing any actual fees charged against your account. Please contact the Plan Administrator if you have any questions regarding the fees that may be charged against your account under the Plan.

Plan amendments. We have the authority to amend this Plan at any time. Any amendment, including the restatement of an existing Plan, may not decrease your vested benefit under the Plan, except to the extent permitted under the Internal Revenue Code, and may not reduce or eliminate any “protected benefits” (except as provided under the Internal Revenue Code or any regulation issued thereunder) determined immediately prior to

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan
the adoption or effective date of the amendment (whichever is later). However, we may amend the Plan to increase, decrease or eliminate benefits on a prospective basis.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

Plan termination. Although we expect to maintain this Plan indefinitely, we have the ability to terminate the Plan at any time. For this purpose, termination includes a complete discontinuance of contributions under the Plan or a partial termination. If the Plan is terminated, all amounts credited to your account shall become 100% vested, regardless of the Plan’s current vesting schedule. In the event of the termination of the Plan, you are entitled to a distribution of your entire vested benefit. Such distribution shall be made directly to you or, at your direction, may be transferred directly to another qualified retirement plan or IRA. If you do not consent to a distribution of your benefit upon termination of the Plan, the Plan Administrator will transfer your vested benefit directly to an IRA that we will establish for your benefit. Except as permitted by Internal Revenue Service regulations, the termination of the Plan shall not result in any reduction of protected benefits.

A partial termination may occur if either a Plan amendment or severance from service excludes a group of employees who were previously covered by this Plan. Whether a partial termination has occurred will depend on the facts and circumstances of each case. If a partial termination occurs, only those Participants who cease participation due to the partial termination will become 100% vested. The Plan Administrator will advise you if a partial termination occurs and how such partial termination affects you as a Participant.

Participant rights. As a participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

Examine, without charge, at the Plan Administrator’s office, all documents governing the Plan, including insurance contracts and collective bargaining agreements (if applicable), and a copy of the latest annual report (Form 5500 series) filed by the Plan Administrator with the U.S. Department of Labor.
Obtain copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements (if applicable), and copies of the latest annual report (Form 5500 series) and updated SPD, upon written request to the Plan Administrator. The Plan Administrator may assess a reasonable charge for the copies.
Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to provide each participant with a copy of this summary annual report.
Obtain a statement telling you whether you have a right to receive benefits under the Plan and, if so, what your current benefits are. You must request this statement in writing and you may only request this statement once a year. The Plan Administrator will provide the statement free of charge.
File a claim for benefits.

Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. These people, called “fiduciaries,” have a duty to operate the Plan prudently and in the best interests of you, other Plan participants and beneficiaries. You may not be fired or otherwise discriminated against in any way solely to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

Enforcement of Rights. If you have a claim for benefits under the Plan that is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For example, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive the requested documents within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the documents and pay you up to $110 a day until you receive the documents, unless the documents were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan
in a state or Federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order that affects the payment of benefits

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

under the Plan, you may file suit in federal court. If the Plan’s fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Questions. If you have any questions about the Plan or this SPD, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.
Claim for Benefits. Benefits will normally be payable under the Plan without the need for a formal claim. However, if you feel you are entitled to benefits under the Plan that have not been paid, you may submit to the Plan Administrator a written claim for benefits. Your request for Plan benefits will be considered a claim for Plan benefits, and it will be subject to a full and fair review. The Plan Administrator will evaluate your claim (including all relevant documents and records you submit to support your claim) to determine if benefits are payable to you under the terms of the Plan. The Plan Administrator may solicit additional information from you, if necessary, to evaluate the claim.

If the Plan Administrator determines the claim is valid, then you will receive a statement describing the amount of benefit, the method or methods of payment, the timing of distributions and other information relevant to the payment of the benefit.
If the Plan Administrator denies all or any portion of your claim, you (and your authorized representative, if applicable) will receive within a reasonable period of time (not to exceed 90 days after receipt of the claim form), a written or electronic notice setting forth the reasons for the denial (including references to the specific provisions of the Plan on which the decision is based), a description of any additional information needed to perfect your claim, and the steps you must take to submit the claim for review. If the Plan Administrator determines that special circumstances require an extension of time for processing your claim, it may extend the 90-day period described in the prior sentence to 180 days, provided the Plan Administrator provides you with written notice of the extension and prior to the expiration of the original 90-day period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its decision.

If the Plan Administrator denies your claim, you will have 60 days from the date you receive notice of the denial of your claim to appeal the adverse decision of the Plan Administrator. You may submit to the Plan Administrator written comments, documents, records and other information relating to your claim for benefits. You will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. The Plan Administrator’s review of the claim and of its denial of the claim shall take into account all comments, documents, records and other information relating to the claim, without regard to whether these materials were submitted or considered by the Plan Administrator in its initial decision on the claim.

If the Plan Administrator denies your claim for benefits after appeal, you will receive within a reasonable period of time (not to exceed 60 days after receipt of the appeal), a written or electronic notice setting forth the reasons for the denial (including references to the specific provisions of the Plan on which the decision is based), and a description of your right to bring an action under ERISA Section 502(a). If the Plan Administrator determines that special circumstances require an extension of time for processing your appeal, it may extend the 60-day period described in the prior sentence to 120 days, provided the Plan Administrator provides you with written notice of the extension and prior to the expiration of the original 60-day period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan
render its decision. If the Plan Administrator denies your claim for benefits upon review, in whole or in part, you may file suit in a state or Federal court.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

If the Plan Administrator makes a final written determination denying your claim for benefits, you may commence legal or equitable action with respect to the denied claim upon completion of the claims procedures outlined under the Plan. Any legal or equitable action must be commenced no later than the earlier of 180 days following the date of the final determination or three years following the proof of loss. If you fail to commence legal or equitable action with respect to a denied claim within the above timeframe, you will be deemed to have accepted the Plan Administrator’s final decision with respect to the claim for benefits.

Disability Claims Procedures. If your claim is based on disability benefits, different claim procedures and deadlines will apply. If your disability benefits are provided or administered by a third party (such as Social Security Administration or an insurance company), that will be the entity to which claims are addressed.
The following disability claims procedures apply only to the determination under the Plan as to whether a Participant is entitled to a Plan benefit due to disability. These disability claims procedures do not apply if a third party (such as the Social Security Administration), rather than the Plan Administrator, makes the determination of disability. These disability claims procedures are intended to comply with the requirements of Department of Labor Regulation §2560.503-1 and will be interpreted accordingly.

These disability claims procedures are intended to ensure that disability claims procedures are reasonable, that “claimants” (which include Participants and Beneficiaries (and their authorized representatives, if applicable)) receive sufficient information explaining why disability benefits are denied and that the process is impartial.

If you have questions about the Plan’s claims procedures, contact the Plan Administrator named under Article 2 of this SPD.

Review of Initial Claim. In the case of a claim for disability benefits, the Plan Administrator will notify the claimant of an adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided that the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the claimant, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.

If, prior to the end of the first 30-day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Plan Administrator notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The claimant shall have at least 45 days within which to provide the specified information.

Notice of Adverse Benefit Determination. The Plan Administrator will provide a claimant with written or electronic notification (written in a culturally and linguistically appropriate and understandable manner) of any “adverse benefit determination.” An adverse benefit determination includes a rescission of coverage (except for non-payment of premiums). The notice of adverse benefit determination will set forth:
•The specific reason or reasons for the adverse determination;
•Reference to the specific Plan provisions on which the determination is based;
•A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan
A description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under ERISA §502(a) following an adverse benefit determination on review; and

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

•A discussion of the decision, including an explanation of the basis for disagreeing with or not following:
The views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant;
The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
A disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration.
•If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request;
•The specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and
•A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits.
The Plan Administrator will assist in language translation of a notice of adverse benefit determination, if necessary. Translation assistance can include recommending translation services, providing verbal assistance and providing the notice in a non-English language upon request.

Appeals of Adverse Benefit Determinations. A claimant shall have 180 days following receipt of a notification of an adverse benefit determination within which to appeal the determination. Any appeal will receive a full and fair review of the claim and the adverse benefit determination. With respect to such review:
•Claimants will have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits;
•Claimants (upon request and free of charge) will have reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;
•The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;
•As soon as possible and sufficiently in advance of the date on which any notice of an “adverse benefit determination on review,” the Plan Administrator will provide the claimant, free of charge, with any new or additional evidence considered, relied upon, or generated by the person making the benefit determination in connection with the claim; and
•As soon as possible and sufficiently in advance of the “notice of adverse benefit determination on review,” the Plan Administrator will provide the claimant, free of charge, with the rationale for the adverse decision.
In performing the review, the Plan will not afford deference to the initial adverse benefit determination and the review will be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the initial adverse benefit determination, nor the subordinate of such individual. If the appeal is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such health care professional will not be an individual (or a subordinate of such individual) who was consulted in connection with the initial adverse benefit determination.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

If the Plan obtained advice from medical or vocational experts in connection with a claimant’s adverse benefit determination (without regard to whether the advice was relied upon in making the benefit determination), such experts will be identified.

The Plan Administrator shall notify the claimant of the Plan’s benefit determination on review within a reasonable period of time, but not later than 45 days after receipt of the claimant’s request for review by the Plan, unless the Plan Administrator determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 45-day period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

Notice of Adverse Benefit Determination on Review. The Plan Administrator will provide a claimant with written or electronic notification (written in a culturally and linguistically appropriate and understandable manner) of any “adverse benefit determination.” The notice of adverse benefit determination on review will set forth:
•The specific reason or reasons for the adverse determination;
•Reference to the specific Plan provisions on which the determination is based;
•That the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits;
•A description of any voluntary appeal procedures offered by the Plan and the claimant's right to obtain the information about such procedures;
•A description of the claimant's right to bring an action under ERISA §502(a) (including a description of any applicable contractual limitation period that applies to the claimant’s right to bring such an action);
•A discussion of the decision, including an explanation of the basis for disagreeing with or not following:
The views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant;
The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
A disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration;
•If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or, alternatively, a statement that such explanation will be provided free of charge upon request; and
•The specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist.
The Plan Administrator will assist in language translation of a notice of adverse benefit determination on review, if necessary. Translation assistance can include recommending translation services, providing verbal assistance and providing the notice in a non-English language upon request.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

Vanguard Administrative Services Information
Connect with Vanguard®:

•Online. Log on to Vanguard.com for 24-hour access to information about your account, your Plan’s funds, and Vanguard’s financial planning and advice services.
•By phone. Get 24-hour access to your account and information about your funds through the automated VOICE® Network at 800-523-1188.
•With personal assistance. Vanguard Participant Services associates are available to assist you with transactions and answer your questions at 800-523-1188, Monday through Friday from 8:30 a.m. to 9 p.m., EST.
Self Direction of Investments. All contributions to the Plan on your behalf will be credited to one or more separate accounts established in your name. Plan contributions are held in trust by the Trustee for the exclusive benefit of participating employees and their beneficiaries.

Information About the Investment Options Available in the Plan. When you are eligible to participate in the Plan, you will be provided with comprehensive information about the investment options available in the Plan, including an explanation of the investment objectives and policies, risk and return characteristics, past and current investment performance (net of expenses), operating expenses, and the type and diversification of assets that make up the portfolio of each fund. You will also receive ongoing updates of this information in the form of prospectuses and shareholder reports for each of the investment options that you have selected for the investment of your Plan contributions. If you have any questions or require more detailed information concerning any investment option, you can contact Vanguard. (See the section entitled “Connect with Vanguard®” for additional information).

How to Change Investment Directions. The general rule is that you may change your investment directions among the investment options available in your Plan with respect to your future Plan contributions or existing individual account balances at any time as long as you act in accordance with the investment fund’s prospectus or investment guidelines. The Employer will establish uniform and nondiscriminatory policies describing how and when you may provide investment directions.
You are permitted to redeem shares from one fund to purchase shares of another fund under the Plan. Although every effort is made to maintain this exchange privilege, investment companies reserve the right to revise or terminate this privilege, limit the amount of an exchange, or reject any exchange, at any time, without notice. Because excessive exchanges can potentially disrupt the management of a fund and increase its transaction costs, certain limitations are placed on participant exchange activity. Note also, that certain investment options, particularly funds made up of company stock or investment contracts, may be subject to unique restrictions. Please see the prospectuses or investment guidelines for the funds you have selected for more details.

The transfer of existing balances will generally be made the same day if your transaction is received in complete and good order before the close of the New York Stock Exchange (generally 4 p.m., EST), or the earliest cut-off time of the funds involved. Vanguard will send a confirmation of your change to the address on file for you with Vanguard.

If you wish to make a change in investment directions, you can contact Vanguard. (See the section entitled “Connect with Vanguard®” for additional information).
Responsibility for Investment Losses. The Plan is intended to comply with Section 404(c) of ERISA (the Employee Retirement Income Security Act of 1974). If the Plan complies with Section 404(c), then the fiduciaries of the Plan, including the Employer, the Administrator and the Trustee, will be relieved of any legal liability for any losses which are the direct and necessary result of the investment directions that you give.

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Summary Plan Description Federal Home Loan Bank of Pittsburgh Defined Contribution Plan

Because your Plan allows and encourages you to direct your investments and to have access to all pertinent information concerning your investments, the fiduciaries of the Plan will be relieved of liability for the results of your investment decisions, as provided under Section 404(c) of ERISA.

When you direct investments, your accounts are segregated for purposes of determining the gains, earnings, or losses on these investments. Your account does not share in the investment performance for other participants who have directed their own investments.

You should remember that the amount of your benefits under the Plan will depend in part upon your choice of investments. Gains as well as losses can occur. There are no guarantees of performance, and neither the Employer, the Administrator, the Trustee, nor any of their representatives provide investment advice or insure or otherwise guarantee the value or performance of any investment you choose. You will be responsible for any expenses and losses resulting from your choice of investments.

Keeping Track of Your Individual Accounts in the Plan. You will be provided with quarterly statements showing the total amounts credited to your individual accounts under the Plan as of the end of each calendar quarter. These statements will reflect all Plan activities including contributions, earnings, investment exchanges, and distributions occurring within your individual accounts during the most recent calendar quarter.

Rules Regarding Voting Rights in the Plan. In the event of a mutual fund proxy, shares of mutual funds held in your individual accounts under the Plan will be voted by the Trustee on your behalf as directed by a fiduciary who has been identified to the Trustee (generally, the Employer). In making voting decisions on the fund shares, the identified fiduciary will direct the Trustee to vote the mutual fund shares in the long-term, economic best interests of Plan participants.

In the event of a proxy for any assets held by an Investment Manager, assets held in your individual accounts under the Plan will be voted by the Trustee on your behalf as directed by the Investment Manager. In making voting decisions on the fund shares, the Investment Manager will direct the Trustee to vote the assets in the long-term, economic best interests of Plan participants.

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